UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

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Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-998-2440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

As previously reported, on March 3, 2017 Bright Mountain Media, Inc. entered into a Membership Interest Purchase Agreement with Daily Engage Media Group LLC, a New Jersey limited liability company ("Daily Engage"), and its members Harry G. Pagoulatos, George G. Rezitis and Angelos Triantafillou (collectively, the "Members"). On September 19, 2017 the parties entered into an Amended and Restated Membership Interest Purchase Agreement (the "Amended and Restated Purchase Agreement") which modified certain terms of the original agreement. Following the execution of the Amended and Restated Purchase Agreement, on September 19, 2017 the parties closed the transaction pursuant to which we acquired 100% of the membership interests of Daily Engage.  Launched in 2015, Daily Engage is an ad network that connects advertisers with approximately 200 digital publications worldwide. Daily Engage's revenues for the year ended December 31, 2016 (audited) were $1,647,596 and it reported a net loss of $33,607.  Following the closing of the transaction, and subject to the availability of additional working capital, we expect to complete the development of the ad exchange platform Daily Engage Media has under development.

The consideration for the acquisition of Daily Engage was as follows:

•

$380,000 paid through the delivery of unsecured, interest free, one year promissory notes (the "Closing Notes");

•

an aggregate of 1,100,223 shares of our common stock valued at $432,987 (the "Consideration Shares"); and

•

the forgiveness of $204,411.08 in working capital we had previously advanced Daily Engage.

In addition, at closing we satisfied $108,620 due by Daily Engage Media to various lenders. At the request of the Members and included as part of the Closing Notes and Consideration Shares, a portion of the closing consideration, including an $80,000 principal amount Closing Note together with 275,058 Consideration Shares, were issued to Mr. Vinay Belani, a third party with whom Daily Engage has a business relationship.

The recipients of the Consideration Shares executed lockup/leakout agreements under which they agreed not to sell, transfer, pledge, hypothecate or otherwise dispose of the Consideration Shares or any interest therein for one year from the date of issuance, and thereafter to limit the resale of any of the Consideration Shares to 1,500 share per day subject to certain additional restrictions (the "Lockup/Leak Out Agreement")  The form of Lockup/Leak Out Agreement is attached as Exhibit C to the Amended and Restated Purchase Agreement which is filed as an exhibit to this Report.

Under the terms of the Amended and Restated Purchase Agreement, upon Daily Engage Media achieving certain revenue and operating income tests, we agreed to issue additional consideration as follows:

•

if Daily Engage's revenues are at least $20,228,954, and it has operating income of at least $3,518,623 (the "Year-One Daily Engage Target") during the first 12 months following the closing date (the "Year-One Earnout Period") as determined by us in accordance with GAAP, we agreed to pay the Members and Mr. Belani collectively an additional $500,000 in cash and issue an additional 1,008,547 shares of our common stock (the "Year-One Earnout Shares");

•

if Daily Engage's revenues are at least $60,385,952, and operating income of at least $11,380,396 (the "Year-Two Daily Engage Target") during the first 12 months following the Year-One Earnout Period (the "Year-Two Earnout Period") as determined by us in accordance with GAAP, we agreed to pay the Members and Mr. Belani an additional $500,000 in cash and issue an additional 796,221 shares of our common stock (the "Year-Two Earnout Shares").  In addition, if the Year-Two Daily Engage Target is met, at the time of payment of the Year-Two Earnout Shares and the year-two earnout cash, the Members and Mr. Belani collectively will also be entitled to receive the Year-One Earnout Shares and the year-one earnout cash to the extent not previously received; and

•

if Daily Engage's revenues are at least $96,512,204, and it has operating income of at least $18,524,967 (the "Year-Three Daily Engage Target") during the 12 months following the Year-Two Earnout Period (the "Year-Three Earnout Period") as determined by us in accordance with GAAP, we agreed to pay the Members and Mr. Belani an additional $500,000 in cash and issue an additional 723,523 shares of our common stock (the "Year-Three Earnout Shares"). In addition, if the Year-Three Daily Engage Target is met, at the time of payment of the Year-Three Earnout Shares and the year-three earnout cash, the Members and Mr. Belani collectively will also be entitled to receive the Year-One Earnout Shares, the year-one earnout cash, the Year-Two Earnout Shares and the year-two earnout cash, to the extent not previously received.

At such time as the earnout conditions are met, those shares will also become subject to the Lockup/Leakout Agreements.

The Amended and Restated Purchase Agreement contained customary confidentiality and non-compete provisions, and we entered into a separate letter agreement with Mr. Belani which contained invention assignment and non-compete provisions.  The foregoing descriptions of the Amended and Restated Purchase Agreement and letter agreement with Mr. Belani are qualified in their entirety by reference to the agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this report.

Certificates representing the Year-One Earnout Shares, Year-Two Earnout Shares and Year-Three Earnout Shares have been placed in escrow with our counsel under the terms of an Escrow Agreement entered into at closing, a copy of which is filed as Exhibit  10.3 to this report.  While such shares remain in escrow, the shares are considered issued but not outstanding, and no Member or Mr. Belani has any rights as a shareholder of our company with respect to such shares.

On the closing date of the acquisition of Daily Engage, we entered into three year employment agreements with Messrs. Harry G. Pagoulatos and George G. Rezitis, two of the Members.  Mr. Pagoulatos and Mr. Rezitis will serve as chief operating officer and chief technology officer, respectively, of our Daily Engage Media Group.  The terms of the employment agreements are identical except for the amount of base salary each individual will receive.  We agreed to pay Mr. Pagoulatos an annual base salary of $60,000 during the first year of the term of his employment agreement, which increases to $75,000 annually for the remainder of the term.  We agreed to pay Mr. Rezitis an annual base salary of $70,000 during the first year of the term of his employment agreement, which increases to $75,000 annually for the remainder of the term.  Both employees are entitled to receive a discretionary bonus as may be awarded by our board of directors in their sole discretion, as well as participation in executive benefit programs we may offer, paid vacation and reimbursement for business expenses.

The employment agreements may be terminated upon the death or disability of the employee, by us with or without cause or by the employee.  If the employment agreement is terminated upon the employee's death or disability, we are obligated to continuing paying the base salary for a period of 60 days following termination.  If the employment agreement is terminated by us for cause (as defined in the agreement) or by the employee, the employee is not entitled to receive any severance or other compensation after the date of termination.  If we terminate the employment agreement without cause, we are obligated to pay the base salary and executive benefits for one year following the date of termination.   The employment agreements contain customary confidentiality, non-compete and indemnification provisions.  The foregoing description of the employment agreements with Messrs. Pagoulatos and Rezitis is qualified in its entirety by reference to the agreements, copy of which are filed as Exhibits 10.4 and 10.5, respectively, to this report.

While not executive officers or directors of our company, Messrs. Pagoulatos and Rezitis are expected to make significant contributions to our company.  Following is biographical information on each of them.

Harry G. Pagoulatos.  Mr. Pagoulatos, 44, the founder of Daily Engage, served as its chief financial officer from 2015 until our acquisition of the company in September 2017 when he was appointed its chief operating officer.  From August 2010 until November 2015 he was the owner of Encore Ticket Store, an Internet sales company.  Mr. Pagoulatos received a B.S. in Chemical Engineering from the New Jersey Institute of Technology.

George G. Rezitis.  Mr. Rezitis, 39,  served as chief operating officer of Daily Engage from January 2016 until our acquisition of the company in September 2017 when he was appointed its chief technology officer. From January 2010 until October 2015 he was self employed in affiliate marketing.

Item 3.02

Unregistered Sales of Equity Securities.

As set forth in Item 1.01 of this report, effective September 19, 2017 we issued the Consideration Shares as partial consideration for the acquisition of Daily Engage.  The recipients of the Consideration Shares are accredited or otherwise sophisticated investors who had access to business and financial information on our company.  The Consideration Shares are "restricted securities" as that term is defined in the Securities Act of 1933, as amended, and were issued by us in an exempt transaction in reliance on an exemption provided by Section 4(a)2) of the Securities Act.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The audited financial statements of Daily Engage of December 31, 2016 and 2015 and the related statements of operations, changes in member’s’ equity, and cash flows for the year ended December 31, 2016 and for the period from February 10, 2015 (Inception) to December 31, 2015 are filed as Exhibit 99.1 to this report.

The unaudited financial statements at June 30, 2017 and for the three and six month periods ended June 30, 2017 and 2016 will be filed by amendment to this report within the time prescribed by the applicable rules.

(b)

Pro forma financial information.

The required pro forma financial information will be filed under an amendment to this report within the time period prescribed by the applicable rules.

(d)

Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Membership Interest Purchase Agreement dated September 19, 2017 by and among Bright Mountain Media, Inc., Daily Engage Media Group LLC and Harry G. Pagoulatos, George G. Rezitis and Angelos Triantafillou.

10.2	Letter agreement dated September 19, 2017 with Vinay Belani
10.3

Escrow Agreement dated September 19, 2017 by and among Bright Mountain Media, Inc., Harry G. Pagoulatos, George G. Rezitis, Angelos Triantafillou, Vinay Belani and Pearlman Law Group LLP, as escrow agent

10.4	Employment Agreement by and between Bright Mountain Media, Inc. and Harry G. Pagoulatos
10.5	Employment Agreement by and between Bright Mountain Media, Inc. and George G. Rezitis
10.6	Promissory Note in the principal amount of $100,000 dated September 19, 2017 payable to Harry G. Pagoulatos
10.7	Promissory Note in the principal amount of $100,000 dated September 19, 2017 payable to George G. Rezitis
10.8	Promissory Note in the principal amount of $100,000 dated September 19, 2017 payable to Angelos Triantafillou
10.9	Promissory Note in the principal amount of $80,000 dated September 19, 2017 payable to Vinay Belani
23.1	Consent of Liggett & Webb, P.A.
99.1	Audited financial statements of Daily Engage Media Group LLP for the years ended December 31, 2016 and 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2017	Bright Mountain Media, Inc.

	By:	/s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer